UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2015

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 12, 2015, the Company and The Coca-Cola Company entered into a non-binding letter of intent (the “LOI”) pursuant to which Coca-Cola Refreshments USA, Inc., a wholly-owned subsidiary of The Coca-Cola Company (“CCR”), will grant the Company in two phases certain exclusive rights for the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed products in certain territories currently served by CCR. The first phase of additional distribution territory expansion includes eastern and northern Virginia, most of Delaware, the entire State of Maryland, Washington, DC, and parts of North Carolina, Pennsylvania and West Virginia (the “Next Phase Territories”). The second phase of additional territory expansion includes central and southern Ohio, northern Kentucky and parts of Indiana and Illinois (the “Subsequent Phase Territories” and together with the Next Phase Territories, the “Additional Territories”). The Additional Territories include the following major markets: Baltimore, MD; Alexandria, Norfolk and Richmond, VA; Washington, DC; Cincinnati, Columbus and Dayton, OH; and Indianapolis, IN.

The expansion of the Company’s distribution territories contemplated by the LOI follows the Company’s completion on May 1, 2015 of a series of territory expansion transactions with CCR (the “Completed Phase Territories”). These Completed Phase Territories include parts of Tennessee, Kentucky and Indiana that were previously served by CCR.

The exclusive rights for the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed products in the Next Phase Territories will be granted by CCR to the Company initially pursuant to a comprehensive beverage agreement substantially in the form currently in effect in the Completed Phase Territories (the “CBA”), a copy of which was filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 29, 2014.

The exclusive rights for the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed products in the Subsequent Phase Territories will be granted by CCR to the Company pursuant to a final form of comprehensive beverage agreement the parties are currently negotiating (the “Final CBA”). The parties are also negotiating the process, timing and other terms and conditions related to implementation of the Final CBA throughout the Company’s distribution territories in the United States, including the Completed Phase Territories, the Next Phase Territories and the geographic territories the Company has historically served and continues to serve under other bottling and distribution agreements (the “Legacy Territories).

Pursuant to the LOI, CCR will also sell, transfer and assign to the Company exclusive rights for the distribution, promotion, marketing and sale in the Additional Territories of various cross-licensed brands currently distributed by CCR in the Additional Territories, subject to the consent of the third-party brand owners. CCR will also sell to the Company certain of CCR’s distribution assets and the working capital associated therewith, as may be necessary to distribute, promote, market and sell both The Coca-Cola Company-owned and -licensed products and the cross-licensed branded products in the Additional Territories. The Company will pay to CCR at each closing a cash amount that reflects the agreed value of the exclusive rights to distribute, promote, market and sell in the Additional Territories the cross-licensed branded products and the net book value of the distribution assets and working capital associated with the distribution, promotion, marketing and sale of both The Coca-Cola Company-owned and -licensed products and the cross-licensed brands in the Additional Territories. The Company will also agree in each CBA and Final CBA entered into at a closing for Additional Territories to make periodically a sub-bottling payment to CCR on a continuing basis after closing for the grant of exclusive rights in the applicable territory for The Coca-Cola Company-owned and -licensed products. Economic consideration may also, in certain instances, include the value of exchanging certain “like kind” territory from the Company to CCR.

The proposed territory expansion transactions described in the LOI will be subject to the terms of one or more definitive purchase and sale agreements (whether one or more, a “Definitive Agreement”) in a form to be mutually agreed upon by the parties. The Company anticipates a Definitive Agreement for one or more of the transactions involving the Next Phase Territories will be executed in mid-2015 and that the closings of such territory expansion transactions will begin in the fall of 2015. The Company’s expectations are subject to change, however, based on the parties’ discussions, changing business conditions and other future events and uncertainties.

The Company and CCR are currently discussing a mutually agreeable finished goods supply agreement for the Additional Territories, and the Company anticipates that the contractual arrangements will be generally consistent with the product supply agreements the Company has for the Completed Phase Territories with such enhancements and refinements as are mutually agreed to by the parties. These may include production asset ownership and manufacturing rights for the Company under mutually satisfactory agreements.

The LOI addresses several other matters related to the completed and ongoing expansion of the Company’s distribution territories. They include the parties’ current intentions with respect to (i) an information technology platform they plan to implement throughout the geographic territories served by the Company, including its Legacy Territories, (ii) a binding system governance they expect to become fully effective during 2016 throughout all of the geographic territories served by the Company and (iii) the process pursuant to which the Company will be provided opportunities to participate economically in the existing business of The Coca-Cola Company in the United States involving non-direct store delivery of products and future non-direct store delivery of products and/or business models developed by The Coca-Cola Company.

In addition to the negotiation and execution of a Definitive Agreement, the LOI sets forth certain customary conditions to closings of the transactions for the Additional Territories as well as a number of other conditions that the Company and The Coca-Cola Company currently intend to be satisfied prior to such closings and/or to be addressed in a Definitive Agreement. In the case of the Next Phase Territories, these other conditions include the Company and The Coca-Cola Company having executed an agreement setting forth the circumstances and terms and conditions under which the Final CBA will replace and supersede the CBA with respect to the Next Phase Territories, the Completed Phase Territories and all of the bottling and distribution agreements with respect to Covered Beverages and Related Products (as defined in the CBA) (and other agreements expressly identified in applicable exhibits to the Final CBA) previously issued by The Coca-Cola Company for the Company’s Legacy Territory.

The foregoing is a summary of the principal matters covered in the LOI. This summary is qualified in its entirety by reference to the full text of the LOI (including any exhibits thereto), which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Incorporated By Reference To

99.1	Letter of Intent dated May 12, 2015.	Filed herewith.

99.2	Press Release dated May 13, 2015.	Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: May 13, 2015	By:	/s/ James E. Harris
James E. Harris
Senior Vice President, Shared Services and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
May 12, 2015	0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

99.1	Letter of Intent dated May 12, 2015.	Filed herewith.

99.2	Press Release dated May 13, 2015.	Filed herewith.